Exhibit 99.2

H & W PETROLEUM COMPANY, INC.
INDEX TO FINANCIAL STATEMENTS
Pages

Independent Auditors' Report	F-2

Balance Sheets	F-3

Statements of Income	F-4

Statement of Changes in Stockholders' Equity	F-5 - F-6

Statements of Cash Flows	F-7

Notes to Financial Statements	F-8 - F-20

AUSTIN - CROCKETT - LIVINGSTON - LUFKIN - NACOGDOCHES

INDEPENDENT AUDITORS' REPORT

The Board of Directors
H & W Petroleum Co., Inc.
Houston, Texas

We have audited the accompanying balance sheets of H & W Petroleum Co., Inc. as of June 30, 2005 and 2004, and the related statements of income, changes in stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended June 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of H & W Petroleum Co., Inc. as of June 30, 2005 and 2004, and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

CERTIFIED PUBLIC ACCOUNTANTS

Lufkin, Texas
August 19, 2005
(Except for Note Q, as to which
the date is October 1, 2005)

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

H & W PETROLEUM CO., INC.
 BALANCE SHEETS

	JUNE 30,
	2005	2004
ASSETS
Current Assets:
Cash and cash equivalents	$398,623	$218,053
Accounts receivable, net	6,159,410	4,807,414
Related party advances	1,42,743	2,363
Inventories, net	3,321,476	3,185,329
Prepaid expenses	383,958	330,548
TOTAL CURRENT ASSETS	10,406,210	8,543,707

Property and equipment, net	1,163,772	1,282,708
Intangible assets	-	21,758
Officer life insurance	165,000	150,000
Loan origination fees	56,449	96,995
Other assets	-	211,114
TOTAL ASSETS	$11,791,431	$10,306,282

LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$4,908,896	$3,913,230
Related party advances	-	413,583
Accrued expenses	538,252	384,319
Notes payable	6,010,191	5,222,100
TOTAL CURRENT LIABILITIES	11,457,339	9,933,232

Notes payable - Noncurrent portion	188,923	410,388
TOTAL LIABILITIES	11,646,262	10,343,620

Stockholders' Equity (Deficit):
Preferred stock Series A, $1.00 par value, authorized 500,000
shares, issued and outstanding 433,858 shares	433,858	433,858
Preferred stock Series B, $1.00 par value, authorized 2,500,000
shares, issued and outstanding 1,112,619 shares	1,112,619	1,112,619
Preferred stock Series C, $1.00 par value, authorized 1,000,000
shares, issued and outstanding 624,850 shares	624,850	624,850
Common stock, $1.00 par value, authorized 1,000,000 shares,
100,000 shares issued and 75,000 shares outstanding	100,000	100,000
Additional paid in capital	128,772	128,772
Retained deficit	(1,837,064)	(2,019,571)
Treasury stock at cost, 25,000 shares	(417,866)	(417,866)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	145,169	(37,338)
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$11,791,431	$10,306,282

The accompanying notes are an integral part of these financial statements.

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

 H & W PETROLEUM CO., INC.
 STATEMENTS OF INCOME

	FOR THE YEARS ENDED
	JUNE 30,
	2005	2004	2003

Sales of products and services	$51,391,923	$43,458,551	$38,982,610
Sales of Federal excise tax	2,213,302	2,828,274	2,869,450
TOTAL SALES	53,605,225	46,286,825	41,852,060

Cost of products and services	47,313,108	39,736,246	35,583,430
Cost of Federal excise tax	2,213,302	2,828,274	2,869,450
TOTAL COST OF SALES	49,526,410	42,564,520	38,452,880

GROSS PROFIT	4,078,815	3,722,305	3,399,180

SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES	3,448,199	3,309,617	3,858,764

Other Income and Expenses:
Other income	173,979	856,865	221,037
Interest expense	(462,488)	(356,382)	(505,116)
TOTAL OTHER INCOME (EXPENSES)	(288,509)	500,483	(284,079)

INCOME (LOSS) BEFORE INCOME TAXES	342,107	913,171	(743,663)
Federal income tax	-	-	-
NET INCOME (LOSS)	$342,107	$913,171	$(743,663)

The accompanying notes are an integral part of these financial statements.

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

 H & W PETROLEUM CO., INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
 For the Years Ended June 30, 2005 and 2004

	PREFERRED STOCK
	SERIES A		SERIES B		SERIES C
	SHARES	AMOUNT	SHARES	AMOUNT	SHARES	AMOUNT
Balance, June 30 2002	-	$-	-	$-	-	$-

Conversion of related party
notes payable to preferred
stock Series A	433,858	433,858	-	-	-	-

Conversion of related party
notes payable to preferred
stock Series B	-	-	2,237,469	2,237,469	-	-

Net loss	-	-	-	-	-	-

Balance, June 30, 2003	433,858	433,858	2,237,469	2,237,469	-	-

Conversion of preferred
stock Series B to preferred
stock Series C	-	-	(624,850)	(624,850)	624,850	624,850

Dividends paid on preferred
stock Series A	-	-	-	-	-	-

Redemption of preferred
stock Series B	-	-	(500,000)	(500,000)	-	-

Net income	-	-	-	-	-	-

Balance, June 30, 2004	433,858	433,858	1,112,619	1,112,619	624,850	624,850

Dividends paid on preferred
stock Series A	-	-	-	-	-	-

Dividends paid on preferred
stock Series C	-	-	-	-	-	-

Net income	-	-	-	-	-	-

Balance, June 30, 2005	433,858	$433,858	1,112,619	$1,112,619	624,850	$624,850

The accompanying notes are an integral part of these financial statements.

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

		ADDITIONAL				STOCKHOLDERS'
COMMON STOCK		PAID-IN	RETAINED	TREASURY STOCK		EQUITY
SHARES	AMOUNT	CAPITAL	DEFICIT	SHARES	AMOUNT	(DEFICIT)
100,000	$100,000	$128,772	$(2,141,079)	25,000	$(417,866)	$(2,330,173)

-	-	-	-	-	-	433,858

-	-	-	-	-	-	2,237,469

-	-	-	(743,663)	-	-	(743,663)

100,000	100,000	128,772	(2,884,742)	25,000	(417,866)	(402,509)

-	-	-	-	-	-	-

-	-	-	(48,000)	-	-	(48,000)

-	-	-	-	-	-	(500,000)

-	-	-	913,171	-	-	913,171

100,000	100,000	128,772	(2,019,571)	25,000	(417,866)	(37,338)

-	-	-	(48,000)	-	-	(48,000)

-	-	-	(111,600)	-	-	(111,600)

-	-	-	342,107	-	-	342,107

100,000	$100,000	$128,772	$(1,837,064)	25,000	$(417,866)	$145,169

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

 H & W PETROLEUM CO., INC.
 STATEMENTS OF CASH FLOWS

	FOR THE YEARS ENDED
	JUNE 30,
	2005	2004	2003
Cash Flow From Operating Activities:
Net income (loss)	$342,107	$913,171	$(743,663)
Adjustments to Reconcile Net Income to Net Cash
Provided (Used) by Operating Activities:
Depreciation expense	364,024	510,474	688,316
Intangible assets	21,758	44,960	56,627
Loan origination fees	40,546	41,136	39,725
Bad debt expense	78,975	-	88,863
(Gain) loss on sale of fixed assets	(18,557)	363	-
Officers life insurance premiums	(15,000)	(15,000)	(15,000)
Net decrease in advance from Significant Supplier	-	(135,000)	(165,000)
Changes in Assets and Liabilities:
Increase in accounts receivable	(1,430,972)	(803,357)	(550,497)
(Increase) decrease in inventory (net of
allowance for slow moving inventory)	(136,147)	(537,791)	17,414
(Increase) decrease in prepaid expenses	(53,410)	(2,352)	39,521
Decrease (increase) in other assets	211,114	(301,866)	58,388
(Increase) decrease in due from related party	(140,380)	6,374	(8,735)
Increase (decrease) in accounts payable	995,666	632,813	(244,198)
Increase (decrease) in accrued expenses	153,933	(364,261)	189,188
Decrease in federal income tax receivable	-	-	17,344
NET CASH PROVIDED (USED) BY
OPERATING ACTIVITIES	413,657	(10,336)	(531,707)

Cash Flow From Investing Activities:
Acquisition of fixed assets	(321,431)	(390,459)	(302,718)
Proceeds from sale of fixed assets	94,900	23,180	-
NET CASH USED BY INVESTING ACTIVITIES	(226,531)	(367,279)	(302,718)

Cash Flow From Financing Activities:
Net increase in line of credit	804,203	809,124	822,541
(Decrease) increase in related party advances	(413,583)	358,495	(109,385)
Proceeds from other notes payable	135,064	855,394	552,344
Payments on other notes payable	(372,640)	(964,089)	(371,163)
Dividends paid on Series A preferred stock	(48,000)	(48,000)	-
Dividends paid on Series C preferred stock	(111,600)	-	-
Release of assignment on Series B preferred stock	-	(500,000)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	(6,556)	510,924	894,337
NET INCREASE	180,570	133,309	59,912
Cash and cash equivalents at beginning of year	218,053	84,744	24,832
CASH AND CASH EQUIVALENTS AT END OF YEAR	$398,623	$218,053	$84,744

Supplemental Disclosure of Cash Flow Information:
Interest paid	$423,210	$313,764	$664,554
Conversion of related party notes payable to
preferred stock	-	-	(2,671,327)
Proceeds from issuance of preferred stock	-	-	2,671,327

The accompanying notes are an integral part of these financial statements.

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

H & W PETROLEUM CO., INC.
NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations/Concentration of Credit

H & W Petroleum Co., Inc. (the "Company") was incorporated on January 1, 1981 and is a Houston-based seller of a "Significant Supplier's" lubricants. The Company currently operates from a main office in Houston with additional facilities in Freeport, Longview, Waxahachie, Lufkin and Waco, Texas. Beneficiaries of this service include Houston ship channel industries, refineries, industrial and chemical plants, auto dealerships, trucking companies, farmers and more. The Company's receivables are mainly from customers in these industries and collection is expected to come from the customers' cash flow and is dependent thereon. Customers are granted credit based on an evaluation of the credit risk involved.

On May 13, 2005, the Shareholders of the Company entered into a non-binding Letter of Intent to sell all of the Common Stock of the Company to a publicly traded company. The letter of intent constitutes an expression of intent only, and does not create a legally binding contract. As of the date of this report, the Company had not signed an obligation to sell, but see Note Q.

Use of Estimates

The preparation of financial statements generally requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash and cash equivalents consist of cash on hand and demand deposits in banks.

Accounts Receivable

The Company uses the reserve method to account for losses on uncollectible accounts. The reserve is established to provide for estimated losses in the current receivable portfolio based on current market conditions, known problems with specific accounts and historical loss experience. Accounts are charged off to the allowance for bad debts when it is probable they will not be collected.

Inventories

Inventories are valued at lower of average cost or market determined on a first-in, first-out basis.

Property and Equipment

Property, plant and equipment are carried at cost. Major renewals and betterments are charged to the property accounts while maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed currently.

When properties are disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any profit or loss on disposition is reflected in current earnings.

Depreciation of property and equipment is generally on a straight line basis over the estimated useful lives of the assets.

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

H & W PETROLEUM CO., INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Impairment or Disposal of Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell. No items of material nature were determined for the years ending June 30, 2005, 2004 and 2003.

Asset Retirement Obligations

The Company accounts for asset retirement obligations in accordance with the provisions of FASB Statement No. 143, Liability Recognition - Asset Retirement Obligations with Indeterminate Settlement Dates. This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. Retirement is defined as the other-than-temporary-removal of a long-lived asset from service. The term encompasses sale, abandonment, recycling or disposal in some other manner. The Company has estimated an associated liability for the removal and clean up of three underground fuel storage tanks. The Company has estimated the remaining useful life of said tanks to be ten years, with an estimated liability associated with the asset retirement obligation of the three tanks to be $103,000 for the years ended June 30, 2005, 2004 and 2003. See Note D for the deferred tax effect of the estimated liability.

Federal Income Taxes

Federal income taxes are provided for the tax effects of transactions reported in the financial statements. Deferred taxes related primarily to the differences between methods of valuing inventory, depreciating property, plant and equipment and accounting for bad debts for financial and income tax reporting. These deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Revenue Recognition

The Company recognizes revenue at the time services are performed, which is when the fuel is delivered, and the customer takes ownership and assumes risk of loss. Collections are reasonably assured at the time of delivery.

Intangible Assets

Intangible assets consist of covenants not to compete and another intangible asset acquired through previous acquisitions. The other intangible asset is being amortized over a 7-year period using the straight-line method. Amortization expense amounted to $13,424, $11,627 and $11,627 for the years ended June 30, 2005, 2004 and 2003, respectively and is included in other operating expenses on the statements of income. The original cost of $81,390 of the other intangible asset is fully amortized at June 30, 2005.

The non-compete agreements are being amortized over the life of the agreements (5 years) using the straight-line method. Amortization expense amounted to $8,334, $33,333 and $45,000 for the years ended June 30, 2005, 2004 and 2003, respectively and is included in other operating expenses on the statements of income. The original costs of $225,000 of the covenants are fully amortized at June 30, 2005.

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

H & W PETROLEUM CO., INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Related Party Transactions

The Company engaged in various related party transactions during the periods presented.

NOTE B - ACCOUNTS RECEIVABLE

Accounts receivable as of June 30, 2005 and 2004, consist of the following:

	2005	2004
Due from customers	$5,598,065	$4,317,643
Due from a Significant Supplier	539,165	487,687
Other receivables	122,821	22,998
Allowable for bad debts	(100,641)	(20,914)
	$6,159,410	$4,807,414

As a distributor of the products of the Significant Supplier, the Company can earn various rebates based on their purchases and sales volume.

Under the Significant Supplier's Lubricant Distributor Incentive Program, the Company is rebated a certain amount for each gallon of lubricants they buy. The total of this rebate recognized was approximately $-0-, $-0- and $48,000 for the years ended June 30, 2005, 2004 and 2003, respectively. The total of this rebate is reflected as a reduction in cost of sales on the statements of income.

Under the Significant Supplier's Business Development Fund ("BDF"), the Company earns funds based on purchases of qualified lubricants. The Significant Supplier makes funds available to spend during a given year, based on Company purchases from the Significant Supplier during the previous calendar year. These funds are not actually available until they are expended. Consequently, the Company has recorded as income only the BDF funds earned by the Company as a result of qualified expenditures as of June 30 for the years presented. The Company earned approximately $153,000, $147,000 and $234,000 for the years ended June 30, 2005, 2004 and 2003, respectively, under this program. This income is reflected as a deduction in cost of sales in the statements of income. These amounts are included in Due from Significant Supplier.

Additionally, the Significant Supplier provides rebates to reimburse the Company for lower gross profits earned on certain products to certain customers. These funds totaled approximately $26,000, $48,000 and $212,000; net of the pass through benefit paid to certain distributors, for the years ended June 30, 2005, 2004 and 2003. This is reflected as a reduction in cost of sales in the statements of income. The Company was not owed any funds for this rebate at June 30, 2005 or 2004.

NOTE C - INVENTORIES

Inventories at June 30, 2005 and 2004, consist of the following:

	2005	2004
Oil, lubricants and accessories	$2,990,098	$2,877,422
Gasoline	48,491	45,911
Diesel, kerosene and antifreeze	174,331	169,345
Filter, pumps and equipment	212,883	190,508
Allowance for slow moving inventory	(104,327)	(97,857)
	$3,321,476	$3,185,329

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

H & W PETROLEUM CO., INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE D - INCOME TAXES

The actual tax benefit of the Company for the years ended June 30, 2005, 2004 and 2003 differs from the statutory Federal tax rate of 34% due to the following:

FISCAL YEAR ENDING
June 30,

	FISCAL YEAR ENDING
	June 30,
	2005	2004	2003
Expected (liability) benefit for income taxes at
the statutory Federal income tax rate of 34%	$(133,316)	$(310,478)	$252,845
Net operating loss carryforward adjustment	211,006	661,912	(541,040)
Inventory costs	(18,221)	6,233	(13,780)
Nondeductible expenses	(1,475)	(1,251)	(1,420)
Deferred tax valuation allowance	(57,994)	(356,416)	303,395
BENEFIT (PROVISION) FOR INCOME TAXES	$-	$-	$-

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and their income tax bases, and operating loss carryforwards.

The tax effects of temporary differences and operating loss carryforwards which give rise to deferred tax assets and liabilities are as follows:

	JUNE 30,
Deferred Tax Assets:	2005	2004	2003
Allowances for bad debts and slow
moving inventory	$69,689	$40,382	$51,647
Capitalization of certain inventory costs	81,304	99,524	93,292
Asset retirement obligation liability	35,020	35,020	35,020
Net operating loss carryforward	762,194	831,318	1,160,916
TOTAL DEFERRED TAX ASSETS	948,207	1,006,244	1,340,875
Deferred Tax Liabilities:
Depreciation	130,062	130,106	108,320
TOTAL DEFERRED TAX LIABILITIES	130,062	130,106	108,320
Net deferred tax asset before valuation
allowance	818,145	876,138	1,232,555
Valuation allowance	818,145	876,138	1,232,555
NET DEFERRED TAX ASSET	$-	$-	$-

These deferred tax amounts were determined using the maximum corporate tax rate of 34%.

Realization of deferred tax assets is dependent upon generating sufficient taxable income in future periods. The Company believes that these net operating loss and credit carryforwards may expire unused and will not meet the "more likely than not" criteria of FASB Statement No. 109, and, accordingly has established a valuation allowance for the excess of deferred tax assets over deferred tax liabilities. As time passes, management will be better able to assess the amount of tax benefit it will realize by using this carryforward.

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

H & W PETROLEUM CO., INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE D - INCOME TAXES - CONTINUED

The net change in the valuation allowance for the years ended June 30, 2005 and 2004 was a decrease of $57,994 and $356,416, respectively. A decrease of $303,394 in the valuation allowance occurred in the year ended June 30, 2003. At June 30, 2005, a net operating loss of approximately $2,240,000 was available to the Company to carryforward to future years expiring as follows:

EXPIRATION
DECEMBER 31,
2022	$1,431,000
2023	809,000
$2,240,000

NOTE E - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is summarized by cost, major classifications and estimated useful life as follows:

	JUNE 30,		ESTIMATED
	2005	2004	USEFUL LIFE
Land	$2,000	$2,000
Office equipment	269,349	518,392	5 years
Trucks	1,829,716	1,719,221	5 - 7 years
Shop equipment	57,189	120,538	5 - 7 years
Leasehold improvements	639,907	324,600	5 - 40 years
Warehouse and tanks	727,768	1,705,269	5 - 40 years
	3,525,929	4,390,020
Allowance for depreciation	(2,362,157)	(3,107,312)
	$1,163,772	$1,282,708

During the year ended June 30, 2005, the Company disposed of property, plant and equipment assets totaling $1,185,521. The dispositions include the removal of impaired and unused assets. A gain on the sale of assets included in this disposal totaled $18,557 for the year ended June 30, 2005 and is included in other income in the statements of income.

During the year ended June 30, 2004, the Company disposed of property, plant and equipment assets totaling $1,074,848. The dispositions include the removal of impaired and unused assets. A loss on the sale of assets included in this disposal totaled $363 for the year ended June 30, 2004 and is included in other income in the statements of income.

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

H & W PETROLEUM CO., INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE F - NOTES PAYBLE

Notes payable consisted of the following at June 30, 2005 and 2004:

	2005	2004
Term loan at Financial Federal Credit Inc., secured by all rolling stock, due in monthly installments of $18,443 principal plus interest at 7.25%, maturing
on December 20, 2006.	$308,977	$500,296

Line of credit at Wells Fargo, secured by all working capital and a personal guarantee of officer and stockholder, interest at Wells Fargo Bank prime plus 1.00%, stated
rate of 6.00% as of June 30, 2005, due October 23, 2006.	5,681,650	4,877,448

Note payable to Sterling Bank, secured by 2004 Chevrolet Suburban, due in 36
monthly installments of $942 principal plus interest at 6.25%, maturing in 2007.	9,186	16,585

Note payable to Sterling Bank, secured by 2003 Chevrolet truck, due in 36 monthly
installments of $685 principal plus interest at 6.25%, maturing in 2006.	16,918	26,830

Note payable to Navistar Financial, secured by 1999 International truck, due in 30
monthly installments of $996 principal plus interest at 9.75%, maturing in 2005.	5,808	16,611

Note payable to Premium Financing, unsecured, due in 9 installments of $7,262
principal plus interest at 9.25%, maturing in 2005.	-	49,303

Note payable to Travelers Insurance, unsecured, due in 5 installments of $2,112,
maturing in 2005.	-	3,242

Note payable to TCF Leasing, Inc., secured by 2001 Mack truck, due in 60 monthly
installments of $1,442 principal plus interest at 8.65%, maturing in 2006.	21,711	36,430

Note payable to TCF Leasing, Inc., secured by 1999 Mack truck, due in 42 monthly
installments of $1,541 principal plus interest at 9.26%, maturing in 2005.	-	16,390

Capital lease payable to Commercial Leasing, secured by 2002 Peterbilt truck, due in 60 monthly installments of $1,999 principal plus interest at 8.25%,
maturing in 2006.	25,959	44,549

Note payable to Citicapital, secured by 2002 Polar tank, due in 60 monthly
installments of $1,119 principal plus interest at 7.91%, maturing in 2007.	21,874	33,083

Note payable to Ford Motor Credit, secured by 2001 Ford truck, due in 36 monthly
installments of $1,172, maturing in 2005.	-	11,721

Note payable to Sterling Bank, secured by 2005 Chevrolet truck, due in 59 monthly
installments of $393 principal plus interest at 5.50%, maturing in 2010.	19,317	-

Note payable to Financial Federal Credit Inc., secured by 2005 Polar tank trailer, due
in 36 monthly installments of $2,215, maturing in 2008.	62,832	-

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

H & W PETROLEUM CO., INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE F - NOTES PAYABLE - CONTINUED

	2005	2004
Note payable to Premium Financing, unsecured, due in 9 installments of $2,714
principal plus interest at 9.75%, maturing in 2006.	23,467	-

Note payable to Travelers Insurance, unsecured, due in 3 installments of $3,111,
and a fourth installment of $1,425, maturing in 2005.	1,415	-
TOTAL NOTES PAYABLE	6,199,114	5,632,488
Less principal scheduled to mature within one year	(6,010,191)	(5,222,100)
TOTAL LONG-TERM PORTION	$188,923	$410,388

The above notes payable are expected to mature as follows:

JUNE 30,
2006	$6,010,191
2007	158,843
2008	22,635
2009	7,445
$6,199,114

Loan origination fees associated with new borrowings are amortized over the life of the associated financing agreement(s). Loan origination fees totaling $40,546, $41,136 and $39,725 were amortized for the years ended June 30, 2005, 2004 and 2003, respectively, and are included in other operating expenses in the statements of income.

At June 30, 2005, the Company was party to a financing agreement with Wells Fargo Business Credit, Inc. ("Wells Fargo"). This agreement consists of a revolving line of credit and certain available letters of credit. The terms and conditions related to the revolving line of credit are combined for the Company and a related company. The amount available under the revolving line of credit is determined by a borrowing base computation. The borrowing base consists of a percentage of eligible accounts receivable and a percentage of eligible inventory. The inventory portion is limited to a cap of the lesser of 65% of the Company's eligible inventory or the Company's inventory sublimit ($2,250,000 for the Company and $500,000 for the related company), less the fuel tax reserve. The accounts receivable portion is limited to a cap of 85% of the Company's eligible accounts. The maximum amount available for the combined revolving line of credit and letters of credit is $6,500,000. The related company had $451,303 outstanding on this line of credit at June 30, 2005, and $296,000 outstanding at June 30, 2004. The total debt is guaranteed and cross-collateralized by both companies. The Company President who is also a Company shareholder also guarantees the line of credit. The Company was within the limits available for the line of credit based on the borrowing base calculation at June 30, 2005.

As a condition of this financing agreement, certain of the Company's operating receipts go to a special lockbox for payment on the revolving line of credit. Cash and cash equivalents held in the lockbox totaled approximately $545,000 at June 30, 2005. The funds are included in cash and cash equivalents since the Company draws advances from the revolving line of credit for ordinary working capital purposes.

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

H & W PETROLEUM CO., INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE F - NOTES PAYABLE - CONTINUED

The Wells Fargo financing agreement contains certain covenants; some of which are qualitative and some that are quantitative. Among the qualitative covenants are requirements to submit financial statements and other financial information within certain time constraints, adequately insure its assets, and comply with laws and regulations. Financial covenants include the following: 1) Minimum year to date debt service coverage ratio of 1.08 to 1.0 for the year ending June 30, 2005; 2) Minimum trailing twelve-month debt service coverage ratio for the twelve months ending 6/30/05 of not less than 1.0 to 1.0; 3) Minimum year to date net income of $224,000 for the year ending June 30, 2005; 4) A stop loss requirement of no more than $100,000 in net losses for the month ended on the reporting date of compliance; 5) The Company will not incur or contract to incur capital expenditures of more than $300,000 during any fiscal year, not more than $150,000 of which may be unfinanced; and 6) The Company may not make distributions or dividends exceeding $159,600 in any fiscal year.

The Company met the covenant pertaining to a minimum debt service coverage ratio of 1.08 to 1.00 for the twelve months ending June 30, 2005 by presenting a debt service coverage ratio for the period of 1.17 to 1.00. The Company also met the year to date net income requirement of $224,000 for the year ending June 30, 2005 as the Company reflected net income of $342,107 for the year ending June 30, 2005. The Company met the stop loss requirement of no more than $100,000 in net losses for the month ending June 30, 2005. The Company was not in compliance with the capital expenditures covenant which requires that expenditures not exceed $300,000 and no more than $150,000 be unfinanced; the Company expended $321,430 for capital expenditures, of which $233,000 were unfinanced during the period presented. The Company received a waiver for all loan covenants required for June 30, 2005.

The financing agreement allows the Company may prepay the advances in whole at any time or from time to time in part. The Company may reduce the maximum line at any time if the Company gives the lender at least 30 days' prior written notice and pays the lender termination and maximum line termination and line reduction fees equal to (a) three percent (3.0%) if the termination or reduction occurs on or before the first anniversary of the funding date; (b) two percent (2.0%) if the termination or reduction occurs after the first anniversary of the funding date but on or before the second anniversary of the fund date; and (c) one percent (1.0%) if the termination or reduction occurs after the second anniversary of the funding date. The funding date of the security agreement was December 4, 2003.

At June 30, 2004, the Company was party to a financing agreement with Wells Fargo. This agreement consisted of a revolving line of credit and certain available letters of credit. The terms and conditions related to the revolving line of credit are combined for the Company and a related company. The amount available under the revolving line of credit was determined by a borrowing base computation. The Company was within the limits available for the line of credit based on the borrowing base calculation at June 30, 2004.

As a condition of this financing agreement, certain of the Company's operating receipts went to a special lockbox for payment on the revolving line of credit. Cash and cash equivalents held in the lockbox totaled approximately $400,000 at June 30, 2004. The funds are included in cash and cash equivalents since the Company draws advances from the revolving line of credit for ordinary working capital purposes.

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

H & W PETROLEUM CO., INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE F - NOTES PAYABLE - CONTINUED

The Company did not meet the covenant pertaining to a minimum debt service coverage ratio of 1.64 to 1.00 for the twelve months ending June 30, 2004; the Company's debt service coverage ratio for the period presented was 1.25 to 1.00. The Company did not meet the year to date net income requirement of $363,000 for the year ending June 30, 2004; the Company reflected net income of $293,000 (excluding income received from a legal settlement of $620,000 - See Note P) for the year ending June 30, 2004. The Company did not comply with the capital expenditures covenant, requiring that expenditures not exceed $400,000 and no more than $150,000 be unfinanced; the Company expended $390,000 for capital expenditures, of which $202,000 were unfinanced during the period presented. The Company met the stop loss requirement of no more than $100,000 in net losses for the month ending June 30, 2004. The Company received a waiver for all loan covenants required for June 30, 2004.

The available borrowing capacity under the financing agreement at June 30, 2005, 2004 and 2003 is as follows:

	JUNE30,
	2005	2004
Total borrowing capacity (amount available)	$6,500,000	$6,000,000
Less: Outstanding revolving line of credit	5,681,650	4,877,448
Less: Related company outstanding revolving
line of credit	451,303	296,000
Less: Outstanding letters of credit	75,000	175,000
Less: Available reserves	-	-
Borrowing available	$292,047	$651,552

See Note J regarding related party transactions under the financing agreement.

NOTE G - LOANS AND ADVANCES FROM SIGNIFICANT SUPPLIER

In September 1998, the Company received two loans from the Significant Supplier. The first, for $250,000, calls for repayment to be made annually at 0.00% interest over five years. However, if the Company continues to extend first and diligent efforts to sell the Significant Supplier's branded lubricants and the Company continues to be a branded wholesaler of the Significant Supplier, then the Significant Supplier at its discretion may waive the annual repayment amounts. The Company fully complied with the above requirements. Payments considered waived by the Significant Supplier discussed above totaled $-0-, $50,000 and $50,000 for the years ended June 30, 2005, 2004 and 2003, respectively, and are included as deductions to cost of sales in the statements of income. The balance of this advance was $-0- at June 30, 2004.

The second loan, for $200,000, calls for annual payments of $50,000, each beginning November 21, 2000, at 0.00% interest with no special payment waiver terms. The Company made scheduled payments of $-0- and $85,000 during the years ended June 30, 2005 and 2004, respectively. The balance of this advance was $-0- at June 30, 2004. This loan also has a requirement similar to the first loan to allow the Significant Supplier at its discretion the ability to waive repayment amounts. Payments considered waived by the Significant Supplier on this loan totaled $15,000 for the year ended June 30, 2003, and are included as a deduction of cost of sales in the statements of income. No payments were waived for either of the years ended June 30, 2005 or 2004.

Additionally, the Company receives funds from the Significant Supplier to advance to certain dealers. These funds are passed through to dealers and the Company has no further obligation on these funds unless the Company does not meet certain standards as a branded dealer of the Significant Supplier. No amount was outstanding that has been advanced to the Company by the Significant Supplier and by the Company at June 30, 2005, 2004. The Company has determined that the computed interest on both loans is not material for the periods ending June 30, 2005, 2004.

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

H & W PETROLEUM CO., INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE H - PROFIT SHARING PLAN

The Company has a defined contribution employee benefit plan with a 401(k) provision covering all employees who are at least 18 years of age and have completed one year of service. All employees are on a graduated vesting schedule with full vesting reached after seven years.

The Company does not match a percentage of the employee's voluntary contributions. The Company made contributions to the plan of approximately $-0-, $61,000 and $16,000 during the years ended June 30, 2005, 2004 and 2003, respectively.

NOTE I - ECONOMIC DEPENDENCY

The Corporation buys and sells substantially all products of a Significant Supplier. Therefore the Company's business depends largely on the availability of the products of the Significant Supplier. The Company had accounts receivable from the Significant Supplier and related buybacks totaling approximately $790,000 and $734,000 at June 30, 2005 and 2004, respectively; of which $539,165 and $487,687 is included in trade accounts receivable at June 30, 2005 and 2004, respectively. The Company had accounts payable to the Significant Supplier totaling approximately $3,041,000 and $2,506,000 at June 30, 2005 and 2004, respectively.

NOTE J - RELATED PARTY TRANSACTIONS

The Company's available line of credit is determined in conjunction with that of a related party. The related company is a related party due to common stockholders. The related company had balances drawn on the line of credit of $451,303 and $296,000 at June 30, 2005 and 2004, respectively. The related company paid on the balance owed by the Company $-0- and $413,583 at June 30, 2005 and 2004, respectively. This amount is considered an advance payable back to the related company for both periods presented and is shown as related party advances in current liabilities on the balance sheets. The Company advances funds to the related company totaling approximately $143,000 and $2,400 at June 30, 2005 and 2004, respectively. These amounts are considered an advance receivable from the related company for both periods presented and are shown as related party advances in current assets on the balance sheets.

In the normal course of business, the Company buys and sells products from the related company. The Company had trade receivables with the related company of approximately $740 and $5,700 at June 30, 2005 and 2004, respectively. The Company had accounts payable with the related company of approximately $2,500 and $3,300 at June 30, 2005 and 2004, respectively. Total sales to the related company totaled approximately $208,000 and $115,000 and $141,000 for the years ended June 30, 2005, 2004 and 2003, respectively. Total purchases from the related company were approximately $142,000, $107,000 and $89,000 for the years ended June 30, 2005, 2004 and 2003, respectively.

See Note N for related party leases.

See Note F for cross collateralization of debt with related party.

NOTE K - OFFICER LIFE INSURANCE

Officer life insurance consists of insurance premiums paid by the Company for the benefit of the officer on split dollar life insurance. These premiums are to be reimbursed to the Company from proceeds or cash values of the policy.

Proceeds amounting to $200,000 from the policy are collateral for notes payable of a related party, W & H Interests.

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

H & W PETROLEUM CO., INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE M - CONTINGENT LIABILITIES

The Company is subject to various claims and lawsuits, which arise in the ordinary course of business. Additionally, certain claims and lawsuits result from being named as a party to litigation involving a related company. It is the opinion of management that the disposition or ultimate determination of such claims and lawsuits will not have a material effect on the financial position of the Company.

NOTE N - LEASES

At June 30, 2005, the Company was party to certain operating leases. These leases are separated below in terms of related parties and parties unrelated to the Company.

Unrelated Parties

These leases generally involve the leasing of trucks and related tanks as well as real property in Longview, Jasper, and Waco. If the company cancels any of the leases involving trucks and related tanks, they may be required to buy them at the then depreciated value in accordance with the lease agreement. Minimum lease payments under these leases are due in future years as follows at June 30, 2005:

	TRUCKS
YEAR ENDED	AND	REAL
JUNE 30,	TANKS	ESTATE	TOTAL
2006	$287,731	$21,584	$309,315
2007	198,951	4,800	203,751
2008	109,641	-	109,641
2009	23,166	-	23,166
	$619,489	$26,384	$645,873

Certain contingent rentals also exist as per mile charges on the truck rentals.

Rent expense under these leases totaled approximately $361,000, $334,000 and $314,000 for the years ended June 30, 2005, 2004 and 2003, respectively, and is included in other operating expenses on the statements of income.

Related Parties

These leases involve land and building at the Houston, Lufkin, and Waxahachie locations. Minimum lease payments to these related parties are as follows at June 30, 2005:

YEAR ENDED
JUNE 30,
2006	$230,400
2007	230,400
2008	230,400
2009	45,400
$736,600

Rent expense under these related party leases totaled approximately $261,000, $369,000 and $274,000 for the years ended June 30, 2005, 2004 and 2003, respectively, and is included in cost of sales in the statements of income.

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

H & W PETROLEUM CO., INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE O - PREFERRED STOCK

In May 2003, the Company authorized 500,000 shares of Series A preferred stock and 2,500,000 shares of Series B preferred stock in exchange for the extinguishment of outstanding related party indebtedness. In June 2004, the Company authorized 624,850 shares of Series C preferred stock in exchange for 624,850 shares of Series B preferred stock.

Preferred Dividends

The holders of all Series A preferred shares at the time outstanding shall be entitled to receive guaranteed dividends, when and as declared to be payable by the Board of Directors, out of any funds legally available for the payment thereof, no less than $48,000 annually, payable quarterly. Dividends were paid from the Company's surplus of $48,000 and $48,000 for the years ended June 30, 2005 and 2004, respectively, for Series A preferred stock.

The holders of all Series B preferred shares at the time outstanding shall be entitled to receive dividends, when and as declared to be payable by the Board of Directors, out of any funds legally available for the payment thereof, and no more. No dividends were paid on the Series B preferred stock during the years ended June 30, 2005 or 2004.

The holders of all Series C preferred shares at the time outstanding shall be entitled to receive dividends, when and as declared to be payable by the Board of Directors, out of any funds legally available for the payment thereof, and no more, which shall be cumulative and shall be paid to the holders of Series C preferred shares in preference to payment of dividends to holders of Series B preferred shares, but not in preference to payment of dividends to holders of Series A preferred shares. Dividends were paid from the Company's surplus of $111,600 and $-0- for the years ended June 30, 2005 and 2004, respectively, for Series C preferred stock.

Voting Rights

The holders of all Series A, B or C preferred shares shall have no voting rights, and sole voting rights shall be in the common stock (which shall have one vote per share).

Liquidation Preferences

In the event of liquidation, the Series A preferred stock has preference to Series B preferred stock and Series C preferred stock. Series C preferred stock would have liquidation preference prior to the liquidation of Series B preferred Stock. All preferred stock has liquidation preference to common stock.

Redemption Rights

The Company may at any time, at the option of the Board of Directors redeem all or, provided it is not in default in the payment of any dividends on the preferred shares then outstanding, any part of the preferred shares by paying for each in cash a redemption price for Series A or B of $1.00 per share, plus an amount equal to the unpaid accumulated dividends, if any, and the dividends accrued thereon to the date fixed for redemption. The rights of redemption to the holders of Series C preferred shares shall be in preference of the right of redemption of either Series A or B preferred shares. After payment to the holders of all preferred shares, the remaining assets and funds of the Company shall be distributed pro rata among the holders of the common shares in the event of dissolution of the Company.

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS

H & W PETROLEUM CO., INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE P - OTHER INCOME

In 2004, the Company agreed to a compromise settlement agreement resulting from a lawsuit against other entities for failure to perform on a contract for software and internet services. The settlement resulted in a gain of $620,000, and is included in other income in the statements of income.

NOTE Q - SUBSEQUENT EVENTS

On September 29, 2005, the Company entered into an agreement to purchase certain assets of a related party, including specifically, but not limited to, motor vehicles, trailers and attachments, inventory and accounts receivable. The agreement also included the payment of principal and interest on the related party line of credit by the purchaser. On September 7, 2005, the stockholders of the Company entered into a stock purchase agreement, which was consummated on October 1, 2005, to sell all outstanding stock of the Company. Under the two agreements, the related party and stockholders received a total purchase price of $5,963,797. The total purchase price included cash at closing of $1,536,404, additional cash payments of $1,964,329 upon collection of related accounts receivable and deferred payment promissory notes due to each stockholder in the total amount of $2,463,064.

Section 382 of the Internal Revenue Code ("IRC") imposes an annual limitation on the utilization of Net Operating Loss ("NOL") carryovers based on a statutory rate of return and the value of the Company at the time of a change in ownership. As a result of the major change in ownership the Company is subject to the limitation on the use of any NOL carryovers incurred prior to the ownership change.

NOTE R - SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

 Selling, general and administrative expense amounts are summarized as follows:

	YEARS ENDED
	JUNE 30,
	2005	2004	2003
Salaries, payroll taxes and employee benefits	$2,148,389	$2,110,760	$2,295,168
Depreciation	152,111	201,776	320,524
Bank charges	149,056	145,198	143,453
Telephone	105,189	101,433	138,416
Legal fees	28,922	60,127	132,950
Travel and entertainment	118,682	61,301	39,735
Other	745,850	629,022	788,517
TOTAL SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	$3,448,199	3,309,617	$3,858,763

AXLEY & RODE, LLP
CERTIFIED PUBLIC ACCOUNTANTS